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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 8, 2003


                              MEGO FINANCIAL CORP.

                   ___________________________________________

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW YORK               1-8645                    13-5629885
           (STATE OR OTHER          (COMMISSION          (IRS EMPLOYER
           JURISDICTION OF           FILE NUMBER)          IDENTIFICATION NO.)
                 FORMATION)


            1645 VILLAGE CENTER CIRCLE, LAS VEGAS, NV          89134
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 992-4200

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

RECENT DEVELOPMENTS


     During the year ended December 31, 2002, and through the date hereof, the Company experienced unusually high cash requirements and operating cash flow deficits resulting primarily from:

1) lower sales of vacation intervals and land parcels, largely as a result of the events of September 11 and the events leading up to the war in Iraq, deteriorating general economic conditions, and low levels of inventories of vacation interval and land parcels available for sale;

2) reduced revenues and significantly higher operating expenses than in prior periods typical of a restructuring; and

3) substantially higher than anticipated default rates in the consumer notes securing the Company's lines of credit which resulted in the Company's replacing almost $20 million principal amount of defaulted notes with an equal principal amount of new notes prior to the Company receiving new advances under these lines and over $10 million in unanticipated expenses. Advances against these lines, generally 80% of the principal amount of the note pledged, are the primary source of the Company's operating liquidity.

     On April 8, 2003, BDO Seidman, LLP resigned as the Company's auditors. A Form 8-K was filed with the Securities and Exchange Commission ("SEC") disclosing this event on April 14, 2003, and was amended on May 5, 2003. The Company engaged new auditors, Singer, Lewak, Greenbaum & Goldstein LLP ("SLGG") to audit the Company's financial statements for the year ended December 31, 2002, on April 28, 2003. The Company's financials for the fiscal year ending December 31, 2002, are unaudited at the time of this filing. The Company believes that the audit by SLGG should be complete by June 30, 2003.

Consequently, although the Company believes the accuracy of its financial information, this Form 8-K contains unaudited financial information as well as certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The unaudited financial information and any forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any actual results, future results, performance or achievements expressed or implied.


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The Company reports revenues of $71.841 million for the year ending December 31,
2002, as compared to revenues of $102.427 million for the year ended December 31, 2001. The net loss applicable to common stock (pretax) is $37.419 million as compared to $4.08 for the comparable 2001 period. Net loss per share is $6.62 as compared to $1.17 for the year ended December 31, 2001.

In 2002, the Company issued $14.7 million principal amount of investor debt, of which approximately $6.7 million of the principal amount is convertible into common stock of the Company at prices ranging from $4.40 to $5.00, and raised approximately $11.5 million in cash equity. Warrants to issue 2,518,097 shares of common stock exercisable at prices ranging from $1.10 to $6.00 were attached to the $26.2 million aggregate principal amount of debt and equity issued.

Through March 31, 2003, the Company, with the approval of the Home Owners Associations ("HOAs") managed by the Company, issued promissory notes totaling $1.7 million in exchange for funds set aside by the HOAs for capital improvements that were in excess of the cost of the capital improvements actually required. These loans have been, in each case, approved by the HOAs, which are controlled by the timeshare interval owners of each HOA. In addition to the $1.7 million in promissory notes issued to the HOAs, Management has established and documented an appropriate liability to the HOAs to represent the utilization of collected maintenance fees in excess of the Company's management fees and the HOAs' operating expenses. This liability has been reduced by a payable from the HOAs to the Company, resulting in a net liability to the HOAs of approximately $1.4 million, as of December 31, 2002. During the first quarter of 2003, the Company has added $2.7 million to this liability to ensure continued operations at the various resorts. If the Company is unable, because of continuing cash flow deficits, to pay its existing liability, which was approximately $4.1 million as of March 31, 2003, the Company may default pursuant to the terms of its management agreements with the HOAs. In the event of a default, the HOAs could, among their remedies, seek to terminate the management contracts and also to foreclose on the Company's unsold intervals.

     As of March 31, 2003, the Company had a liability of approximately $3.1 million for unpaid payroll taxes, including associated estimated penalties and interest. In addition, the Company, at various times, has not had sufficient funds in its operating accounts to cover the checks presented against them. The Company believes that it has paid, or made payment arrangements with, all parties affected. The Company also has had insufficient funds to maintain certain insurance coverages in force, namely Directors and Officers Liability, Employer's Professional Liability, General Liability, and Property and Casualty Insurance. Moreover, the health insurance provided as a benefit to certain of the Company's employees was cancelled in April 2003, subject to reinstatement, and the health insurance for the remaining employees has at times been placed on "Administrative Hold" by the carrier.

     To meet the capital needs of the Company to complete its reorganization plan, the Company likely will sell certain assets or operating entities during the current period. The purpose of any transaction would be to reduce debt, gain greater efficiencies in the Company's current operations and eliminate negative cash flow. Management also expects to convert existing debt into equity or to obtain capital through the issuance of new equity or convertible debt both of which likely will result in substantial dilution to the Company's shareholders.

     Between March 13 and April 3, 2003, the Company raised $2 million of new capital through the sale to Troon & Co. ("Troon") of a secured debenture. As part of this transaction, Troon converted Company promissory notes, which matured on November 8 and 15, 2002 and were extended to March 31, 2003, aggregating $1.5 million in principal amount, into this debenture. The $2 million of new proceeds have been utilized to fund the Company's working capital requirements. As of March 31, 2003, the principal balance of this secured debenture was approximately $3,580,352. The debenture bears interest at 15% per annum, has a maturity date of May 31, 2003, and is secured in part by the Company's right to re-develop the Company's Las Vegas resort and other corporate assets. Troon received a loan origination fee of either 18% of the net proceeds of the sale of the redevelopment rights or 2% of the gross sales revenue received in connection with new units constructed pursuant to the redevelopment rights. Mr. Ross Mangano, a director of the Company, is a partner of Troon.

     To meet its continuing liquidity requirements, including its plan to reach cash flow breakeven, the Company entered into a $3 million principal amount short-term loan agreement with Mathon Fund I, LLC ("Mathon"). The Mathon loan is to be funded in three equal advances of $1,000,000 ($800,000 after a 10% loan fee and a 10% commission) over approximately a 30-day period commencing April 25, 2003. Each advance matures 120 days after it is made and requires a payment of principal and interest equal to $1,250,000 at each advance's maturity. This loan is secured by a general assignment of all of the assets of the Company and a personal guarantee of an officer of the Company. To assist the Company in securing the Mathon loan, Troon agreed to allow Mathon to participate on a pro-rata basis in the collateral for its $3,580,352 loan to the Company.


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     An  additional  $10  million  in capital is projected to be required in the next five to six months to restructure the Company's balance sheet and pay overdue debentures and delinquent accounts payable.

     IN THE ABSENCE OF RAISING THIS CAPITAL THROUGH THE SALE OF DEBT OR EQUITY, THE SALE OF AN EQUIVALENT AMOUNT OF ASSETS OR A COMBINATION OF SALES OF ASSETS AND SALES OF DEBT OR EQUITY, THE COMPANY AND THE BOARD BELIEVE THAT THE
STRATEGIC ALTERNATIVES AVAILABLE TO THE COMPANY ARE LIMITED, AND THAT THE COMPANY MAY BE FORCED TO CONSIDER BANKRUPTCY PROCEEDINGS OR SELLING THE COMPANY.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS (UNAUDITED).


                           FISCAL YEAR ENDING     FISCAL YEAR ENDING
                             DECEMBER 31, 2002     DECEMBER 31, 2001
                           -----------------     -----------------

REVENUES
                              $ 71.841 M               $ 102.427 M

NET LOSS APPLICABLE
TO COMMON STOCK (PRETAX)
                              $ 37.419 M             $     4.080 M

NET LOSS PER SHARE
                              $   6.62               $    1.17


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                   MEGO  FINANCIAL  CORP.


                                   By:  /s/  Floyd  W.  Kephart
                                   ----------------------------
                                   Floyd  W.  Kephart
                                   Chief  Executive  Officer


Dated:  May  8,  2003

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